SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.? 240.14a-12

                            BADGER PAPER MILLS, INC.
                (Name of Registrant as Specified in its Charter)

                          -----------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                            BADGER PAPER MILLS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 14, 2002


To the Shareholders of Badger Paper Mills, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Badger Paper Mills, Inc. will be held on Tuesday, May 14, 2002, at 10:00 a.m. local time, at the Best Western Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, for the following purposes:

1. To elect two directors to hold office until the 2005 annual meeting of shareholders and until their successors are duly elected and qualified.

2. To consider and act on a proposal to amend the Badger Paper Mills, Inc. 1998 Stock Option Plan to increase the number of shares of Common Stock for which an individual officer or key employee of the Company may be granted options under the 1998 Stock Option Plan in any single fiscal year.

3.   To consider and act on the Badger Paper Mills, Inc. 2002 Stock Option Plan.

4. To consider and act on any other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 22, 2002, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

A proxy for the meeting and a proxy statement are enclosed herewith.

                                           By Order of the Board
                                           BADGER PAPER MILLS, INC.

                                           /s/ Mark D. Burish

                                           Mark D. Burish
                                           Secretary

Peshtigo, Wisconsin
April 8, 2002

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                            BADGER PAPER MILLS, INC.
                              200 West Front Street
                         Peshtigo, Wisconsin 54157-0149

                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 14, 2002

     This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Badger Paper Mills, Inc. (the "Company") beginning on or about April 8, 2002, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Tuesday, May 14, 2002, at 10:00 a.m. local time, at the Best Western Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

     Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is first exercised by giving notice thereof to the Company in writing at or before the Annual Meeting.

     A proxy, in the enclosed form, when properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted: (i) "FOR" the two persons nominated by the Board for election as directors as referred to herein; (ii) "FOR" the proposal to amend the Badger Paper Mills, Inc. 1998 Stock Option Plan (the "1998 Plan"); (iii) "FOR" the proposal to approve the Badger Paper Mills, Inc. 2002 Stock Option Plan (the "2002 Plan") and (iv) on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the proposal to amend the 1998 Plan and the proposal to approve the 2002 Plan, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

     Only holders of record of the Company's common stock, no par value (the "Common Stock"), as of the close of business on March 22, 2002 (the "Record Date"), are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 2,025,211 shares of Common Stock, each of which is entitled to one vote per share.

                              ELECTION OF DIRECTORS

     The Company's Board currently consists of seven members. The Company's By-Laws provide that the directors shall be divided into three classes, designated as Class I, II and III, respectively, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect two directors to Class III to hold office until the 2005 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, shares represented by the proxies received will be voted in favor of the election as directors of the two persons named as nominees herein. The Board has no reason to believe that any of the listed nominees of the Board will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Inspectors of election appointed by the Board will tabulate votes.

     The following paragraphs set forth certain information, as of the Record Date, about the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.


                   Nominees for Election at the Annual Meeting

               Class III, Term Expiring at the 2005 Annual Meeting

     Mark D. Burish, 48, has served as a director of the Company since May 1997 and as Secretary since May 1998. Since 1984, Mr. Burish has been President of the Madison, Wisconsin law firm of Hurley, Burish & Milliken, S. C., the Company's outside general counsel.

     James L. Kemerling, 62, has served as a director of the Company since March 1997. Since July 1999, Mr. Kemerling has served as President and Chief Executive Officer of Riiser Oil Company, Inc., a fuel oil and gasoline retailer in Wausau, Wisconsin. Prior to his employment with Riiser Oil Company, Inc., Mr. Kemerling was a self-employed consultant. He also serves as a director of WPS Resources Corporation, a public utility holding corporation based in Green Bay, Wisconsin.

     THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" BOTH NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" BOTH OF THE FOREGOING NOMINEES.

                         Directors Continuing in Office

                Class I, Term Expiring at the 2003 Annual Meeting

     L. Harvey Buek, 60, has served as a director of the Company since May 1998. Mr. Buek is a consultant based in Everett, Washington, and served as the Company's Interim President from March through July 1998. From January 1997 until March 1998, Mr. Buek was a self-employed consultant in Everett, Washington. From 1994 until December 1996, Mr. Buek was a consultant for Harris Group, Inc., an international engineering firm in Seattle, Washington. For 29 years prior to joining Harris Group, Inc., Mr. Buek was employed by Scott Paper Company in various positions, including service as Vice President-Everett (Washington) Operations from 1991 until his retirement in 1994.

     Robert A. Olah, 52, has served as the Company's President and Chief Executive Officer since July 2001, when he was also appointed to the Board. He was elected Chairman of the Board in December 2001. Since August 1995, Mr. Olah has held numerous senior level executive positions with Crown Vantage, Inc., culminating with the role of President from September 1999 until July 2001. Prior to 1995, Mr. Olah held several managerial positions with James River Corporation, including Vice President and General Manager of the Packaging Group.

     William A. Raaths, 55, has served as a director of the Company since November 2000. Since 1999, Mr. Raaths has been President and Chief Executive Officer of Anchor Appetizer Group in Appleton, Wisconsin. His past paper industry experience includes service as President of Georgia Pacific Tissue, Executive Vice President-Chesapeake and President-Wisconsin Tissue Mills, Inc. from 1994 until 1999.

               Class II, Term Expiring at the 2004 Annual Meeting

     Harold J. Bergman, 66, has served as a director of the Company since October 2000. Mr. Bergman was President of Riverside Paper Corporation in Appleton, Wisconsin from 1989 until his retirement in 1999. His extensive paper industry experience includes senior level positions with Little Rapids Corporation and the Sorg Division of Mosinee Paper Corporation from 1979 through 1988.

     John T. Paprocki, 50, has served as a director of the Company since March 2001. Since January 2001, Mr. Paprocki has served as principal consultant for Paprocki & Associates, an independent turnaround management consulting firm headquartered in Wausau, Wisconsin. He was Chief Operating Officer at Marquip, Inc. in Phillips, Wisconsin, from November 1999 until January 2001. From 1994 to June 1996, he was Vice President and Chief Financial Officer of Medalist Industries, Inc. in Milwaukee, Wisconsin.

                               BOARD OF DIRECTORS

Committee Meetings and Attendance

     The Board has standing Audit and Compensation Committees.

     The Audit Committee, which held two meetings in 2001, is responsible for reviewing (i) the scope of annual audit activities; (ii) professional services performed by auditors approved by the Board and (iii) the independence of such auditors. The Committee also reviews the Company's annual financial statements and such other matters with respect to the Company's accounting, auditing and financial reporting practices and procedures as the Committee may find appropriate or as have been brought to its attention. James L. Kemerling (Chairman), Harold J. Bergman and William A. Raaths are the members of the Audit Committee.

     The Compensation Committee, which held one meeting in 2001, reviews executive compensation policies and also recommends from time to time to the Board compensation of the elected officers of the Company. Mark D. Burish (Chairman), Harold J. Bergman and James L. Kemerling are the members of the Compensation Committee.

     The Board does not have a nominating committee. The Board selects the director nominees to stand for election at the Company's annual meetings of shareholders and to fill vacancies occurring on the Board. The Board will consider nominees recommended by shareholders, but has no established procedures that shareholders must follow to make a recommendation.

     The Board held seven meetings in 2001. During 2001, each director attended at least 75% of the aggregate of the total meetings held by the Board and the total meetings held by all committees on which each such director served.

Director Compensation

     In 2001, each director received an annual retainer of $15,000, payable quarterly in shares of Common Stock. Effective in 2002, each outside director receives an annual retainer of $16,000, payable quarterly in shares of Common Stock equaling $2,000 plus $2,000 cash.

     In September 2000, Thomas W. Cosgrove, the Company's former President and Chief Executive Officer, passed away unexpectedly. From the time of Mr. Cosgrove's death until July 2001, when Robert A. Olah joined the Company as President and Chief Executive Officer, the Executive Committee performed supervisory services for the Company. The Executive Committee was comprised of three members of the Board: Harold J. Bergman, James L. Kemerling, and William
A. Raaths. For their additional services as members of the Executive Committee, Mr. Bergman, Mr. Kemerling and Mr. Raaths received additional compensation in the amount of $42,400, $1,650 and $0, respectively.

     From February 2001 until August 2001, John T. Paprocki served as the Company's interim Chief Financial Officer. For his additional services in such capacity, Mr. Paprocki received additional compensation in the amount of $118,038.

                      STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by: (i) each director and nominee; (ii) the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group and (iv) each person or other entity known by the Company to own beneficially more than 5% of the class of Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.

                                           Shares of             Percent of
                                          Common Stock          Common Stock
Name of Beneficial Owner               Beneficially Owned    Beneficially Owned
------------------------               ------------------    ------------------

Michael J. Bekes, Vice President
and Chief Operating Officer                12,100(7)                   *

Harold J. Bergman, Director                 6,190                      *

L. Harvey Buek, Director                   15,851(7)                   *

Mark D. Burish, Director and
Secretary                                 131,307(1)                6.48

James L. Kemerling, Director               14,729                      *

Robert A. Olah, Director, Chairman
of the Board, President and Chief
Executive Officer                           1,000                      *

John T. Paprocki, Director                  4,583                      *

William A. Raaths, Director                 6,290                      *

All directors, nominees and
executive officers as a group
(9 persons)                               195,050(2,7)              9.55

Edwin A. Meyer, Jr.                       303,074(3)               14.97

James D. Azzar                            276,864(4)               13.67

Thomas J. Kuber                           118,901(5)                5.87

Donna M. Burish                           112,598(6)                5.56

----------------------------
*Denotes less than 1%.

1 Includes 101,048 shares held by the Survivor's Trust, effective December 8, 1999 (the "Trust"), for which Mr. Burish is sole trustee, and 1,400 shares owned by Mr. Burish's spouse and minor children as to which Mr. Burish shares voting and dispositive power but disclaims beneficial ownership.

2 In the aggregate, directors and executive officers have sole voting and dispositive power with respect to 88,902 shares; in the aggregate, directors and executive officers have shared voting and dispositive power with respect to 5,100 shares; and in the aggregate, directors and executive officers have sole voting and shared dispositive power with respect to 101,048 shares.

3 The beneficial ownership shown is from the Schedule 13G dated October 7, 1998, as filed with the Securities and Exchange Commission and the Company. Includes 51,510 shares as to which Mr. Meyer has voting rights but disclaims beneficial ownership. Mr. Meyer's address is 7255 Cortland Circle, Egg Harbor, Wisconsin 54209.

4 According to report of beneficial ownership on an amended Schedule 13D dated February 18, 1998, James D. Azzar, Bomarko, Inc. ("Bomarko") and Extrusions Division, Inc. ("EDI") (collectively referred to as the "Azzar Group") constitute a "group" with respect to the acquisition of Common Stock. Of the reported shares, 276,664 are owned by Bomarko, and 200 are owned by EDI. Mr. Azzar is deemed to beneficially own all of such shares in his capacity as chairman of the board, chief executive officer and director of, and investor in, Bomarko, and president, sole director and sole shareholder of EDI. Mr. Azzar's address is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506. The address of Bomarko's principal office is North Oak Road, P. O. Box K, Plymouth, Indiana 46563. The address of EDI's principal office is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506.

5 The beneficial ownership shown is from the certified list of shareholders at the close of business on the Record Date. Mr. Kuber's address is c/o K&K Warehousing, 701 Fourth Avenue, Menominee, Michigan 49858.

6 The beneficial ownership shown is the best information available to the Company as of the date of this proxy statement. Includes 101,048 shares held by the Trust for which Mrs. Burish is the sole beneficiary with complete withdrawal rights. Mrs. Burish's address is 352 Brown Avenue South, Peshtigo, Wisconsin 54157. Mrs. Burish is Mark D. Burish's mother.

7 Includes shares of Common Stock that may be purchased under currently exercisable stock options as follows: Mr. Bekes, 10,000 shares; Mr. Buek, 5,000 shares; and all directors, nominees and executive officers as a group, 17,000.


                             EXECUTIVE COMPENSATION

Summary Compensation Information

     The following table sets forth certain information concerning the compensation that the Company paid for its last three fiscal years to its executive officers who earned over $100,000 combined base salary and bonus in 2001. The persons named in the table are sometimes referred to herein as "named executive officers."

                              SUMMARY COMPENSATION TABLE

                                                     Long-Term
                                                    Compensation
                             Annual Compensation       Awards
                             -------------------    ------------
                                                     Securities
                                                     Underlying
Name and                                                Stock           All Other
Principal Position    Year   Salary($)   Bonus($)   Options(#)(1)   Compensation($)(2)
------------------    ----   ---------   --------   -------------   ------------------
Robert A. Olah(3)     2001    $119,391   $131,600      100,000            $24,222
President and Chief                                     shares
Executive Officer

Michael J. Bekes      2001    $147,000          -            -            $26,351
Vice President and    2000    $147,000          -            -            $15,640
Chief Operating       1999    $146,917    $12,550            -            $16,260
Officer

1    Consists of stock options awarded under the 1998 Plan.

2 Consists of (a) payments made by the Company to Mr. Olah under the Company's Profit Sharing Plan and Trust for Non-Union Employees in the amount of $15,576 in 2001; (b) life insurance premiums paid by the Company for Mr. Olah in the amount of $473 in 2001; (c) vacation paid in lieu of time off to Mr. Olah in the amount of $8,173 in 2001; (d) payments made by the Company to Mr. Bekes under the Company's Profit Sharing Plan and Trust for Non-Union Employees in the amounts of $10,054, $9,164 and $14,173 in 1999, 2000, and 2001, respectively; (e) life insurance premiums paid by the Company for Mr. Bekes in the amount of $552, $822 and $870 in 1999, 2000 and 2001, respectively and (f) vacation paid in lieu of time off to Mr. Bekes in the amounts of $5,654, 5,654 and $11,308 in 1999, 2000 and 2001, respectively.

3 Mr. Olah joined the Company as President and Chief Executive Officer in July 2001.

Stock Options

     The following table provides details regarding stock options granted to the named executive officers during fiscal year 2001 under the 1998 Plan.

                               % of Total                              Potential Realizable
                  Number of      Options                                 Value at Assumed
                 Securities    Granted to    Exercise                  Annual Rates of Stock
                 Underlying     Employees       or                      Price Appreciation
                   Options         in        Base Price   Expiration
    Name         Granted (#)   Fiscal Year   ($/share)       Date        5% ($)    10% ($)
    ----         -----------   -----------   ----------   ----------     ------    -------

Robert A. Olah    100,000(1)       98%           $3.00      3/1/08      $122,130   $284,615

1 50% percent of the options vest and become exercisable on July 1, 2004, and the remaining 50% percent vest and become exercisable on July 1, 2006.

     There were no stock option exercises by the named executive officers during fiscal year 2001. The following table sets forth the number of exercisable and unexercisable options held by the named executive officers at the end of 2001.

                                               Number of Shares Underlying
Name                                             Options at End of 2001
----                                           ---------------------------
                                               Exercisable   Unexercisable
                                               -----------   -------------

Michael J. Bekes                                  10,000              -

Robert A. Olah                                         -        100,000


Agreements with the Named Executive Officers

     The Company has an Employment Agreement with Robert A. Olah, the Company's Chairman of the Board, President and Chief Executive Officer, providing Mr. Olah with an annual base salary of $250,000, an annual bonus based on the Company's Pretax Income (as defined in the Employment Agreement) (three percent of the first $1.0 million of Pretax Income; five percent of the next $2.0 million of Pretax Income; and six percent of any Pretax Income above that level) and customary fringe benefits. For the calendar year 2002, Mr. Olah's bonus will not be less than $50,000. The term of this Employment Agreement extends to June 30, 2004, but will automatically extend for an additional two-year term unless either party gives written notice of non-renewal at least six months prior to the natural expiration of the initial term. Mr. Olah's Employment Agreement entitles him to severance benefits equal to one year's base salary if his employment is terminated (i) without cause or (ii) in the event of a change in control. The Employment Agreement contains additional provisions dealing with Mr. Olah's compensation in the event he remains as an employee of the Company following a change in control. As part of this Employment Agreement, Mr. Olah has agreed not to solicit certain Company customers after his termination of employment with the Company for any reason for a period equal to his length of service as an employee of the Company (but not to exceed two years in any event).

Certain Relationships and Transactions

     L. Harvey Buek, a director of the Company, is the owner of LHM-O&M Consulting, a consulting company that the Company engaged in fiscal year 2001 to provide general management and manufacturing consulting services. The Company paid LHM-O&M Consulting a total of $18,007 for such services in fiscal year 2001.

     Mark D. Burish, a director of the Company, is a partner at Hurley, Burish & Milliken, S.C., a law firm that the Company engaged in fiscal year 2001 to provide general corporate legal services.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board's Compensation Committee is responsible for all compensation and benefits provided to the Company's Chief Executive Officer, other executive officers and key employees. The following report explains the rationale underlying fundamental executive compensation decisions affecting the Company's executive officers, including the named executive officers.

Overall Compensation Philosophy

     The Company's program is designed to align compensation with Company performance, business strategy, Company values and management initiatives. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified financial goals and the executive's success in meeting specific performance goals.

     The Company's overall compensation objectives provide a competitive total compensation program designed to: (1) attract and retain qualified executive talent, (2) motivate these executives to achieve the goals inherent in the Company's business strategy and (3) maintain a performance oriented culture that fosters increased shareholder value. As an executive's level of responsibility increases, a greater portion of total compensation is based on performance-based incentive compensation and less on salary and employee benefits, creating the potential for greater variability in the individual's compensation level from year to year.

     The compensation policy is as follows:

     o Base salaries are targeted at a level that allows the Company to attract, retain and motivate, with the framework for such decisions based on a review of the appropriate labor markets.

     o Incentive plans will be used so that key employees participate based on relevant Company and individual performance.

     o    All compensation programs will be designed to add shareholder value.

     The Chief Executive Officer's compensation is determined pursuant to the terms of his Employment Agreement. Pursuant to his Employment Agreement, Mr. Olah's annual base salary is $250,000. He also receives an annual bonus based on the Company's Pretax Income (as defined in the Agreement) (three percent of the first $1.0 million of Pretax Income; five percent of the next $2.0 million of Pretax Income and six percent of any Pretax Income above that level). For 2001, Mr. Olah received a bonus of $131,600. The Compensation Committee sets the policies for, reviews and approves the recommendations of management with respect to the compensation awarded to other executive officers and key employees.

     The key elements of the Company's executive compensation program consist of base salary, annual bonus and long-term stock incentives. Senior executive compensation packages are increasingly weighted toward programs contingent upon the Company's performance. As a result, actual compensation levels of senior executives in any particular year may vary within the range of compensation levels consistent with the competitive marketplace based on the Company's actual performance. The Committee believes in offering compensation opportunities consistent with those in the Company's industry; however, the most important considerations in determining annual compensation are the Company's performance and individual contributions. A general description of the elements of the Company's compensation package follows:

Base Salary

     Base salaries are determined initially by evaluating the responsibilities of the position, the experience of the individual and the salaries for comparable positions in the competitive marketplace. The Compensation Committee annually reviews each executive officer's base salary. In determining salary adjustments for executive officers, the Committee considers various factors including the individual's performance and contribution, the average compensation level for similar positions and the Company's performance.

Bonus Program

     The Compensation Committee recognizes the importance of aligning executive compensation with the interests of the Company's shareholders. Accordingly, the Company maintains an Executive Management and Officer Incentive Plan. The plan provides the following measures to be used in determining bonuses:

     o    Company performance; and

     o    individual performance.

     The use of Company performance as a measure of bonus determinations ensures that such bonuses are paid only when the Company's performance objectives are achieved. The use of individual performance as a measure for bonus determinations allows for the establishment of goals that each participant can best impact, which include, but are not limited to: profitability, sales growth, operational efficiency, organizational development or new business opportunities.

     The Company's executive officers, other than Mr. Olah, are included in the plan. Target bonuses equal to 30% of the executive's base salary are established for each executive officer by the Compensation Committee at the beginning of the year. The Company retains the final authority to approve individual bonuses.

Long Term Stock Incentives

     Long-term stock incentives are designed to encourage and create ownership of Company Stock by key executives, thereby promoting a close identity of interests between Company's management and its shareholders. Another objective of long-term stock incentives is to encourage and reward executives for long-term strategic management and the enhancement of shareholder value. The Company currently is able to grant two forms of long-term stock incentives: stock options or restricted stock.

     Stock Options. Options under the 1998 Plan are granted at the discretion of the Committee, with the size of grants varying based on several factors, including the executive's level of responsibility. Stock options are granted with an exercise price determined by the Committee, provided that the exercise price of incentive stock options may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, as such fair market value is determined by such methods or procedures established by the Board in accordance with the provisions of the 1998 Plan. Vesting terms vary based on the size of the award. The number of shares covered by grants generally reflects competitive industry practices.

     In July 2001, Mr. Olah received options to purchase 100,000 shares at an exercise price of $3.00 per share.

     Restricted Stock. The 1998 Plan also allows for the issuance of restricted stock. Under the 1998 Plan, grants are made to officers and other key employees and are subject to such restrictions as the Committee may impose, including any limitation on the right to vote such shares or receive dividends thereon. The 1998 Plan limits the total number of shares of restricted stock that may be awarded to any individual participant in any fiscal year to 20,000 shares.

Compliance with Internal Revenue Code Section 162(m)

     It is anticipated that all 2001 compensation paid to executives will be fully deductible under Section 162(m) of the Internal Revenue Code. Accordingly, the Compensation Committee has determined that a policy with respect to qualifying the compensation paid to executive officers for deductibility is not necessary.

                            BADGER PAPER MILLS, INC.
                               BOARD OF DIRECTORS
                             COMPENSATION COMMITTEE

                            Mark D. Burish, Chairman
                                Harold J. Bergman
                               James L. Kemerling

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is composed of three independent directors. The Audit Committee operates under a written charter which was adopted by the Board on May 19, 2000. The Audit Committee recommends to the Board the selection of the Company's independent auditors.

     The Company's management is responsible for the Company's financial statements and reporting process, including the system of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Company's 2001 Annual Report on Form 10-K with the Company's management and independent auditors.

     The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Company's independent auditors have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, and the Audit Committee has discussed with the Company's independent auditors their independence.

     During the fiscal year ended December 31, 2001, the Company's independent auditors provided various audit and non-audit services to the Company and billed the Company as follows:

     Audit Fees. Aggregate fees billed by the independent auditors to the Company for professional services rendered in connection with the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2001, and the reviews of the Company's consolidated financial statements included in its quarterly reports on Form 10-Q for the fiscal year ended December 31, 2001 totaled approximately $62,775.

     Financial Information Systems Design and Implementation Fees. The Company's independent auditors did not render any services to the Company related to financial information systems design and implementation during the fiscal year ended December 31, 2001.

     All Other Fees. Aggregate fees billed to the Company by the independent auditors for audit services rendered in connection with the audit of the Company's profit sharing plans during the fiscal year ended December 31, 2001 totaled approximately $9,600. Aggregate fees billed to the Company by the independent auditors for non-audit tax related services rendered during the fiscal year ended December 31, 2001 totaled approximately $8,480.

     The Audit Committee has considered and determined that the provision by the Company's independent auditors to the Company of the non-audit services referenced above is compatible with maintaining the independent auditors' independence. All hours expended on the independent auditors' engagement to audit the Company's consolidated financial statements for the fiscal year ended December 31, 2001 were expended by the independent auditors' employees.

     The Audit Committee met with the independent auditors, with and without the Company's management present, to discuss the results of their audit, including their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                            BADGER PAPER MILLS, INC.
                               BOARD OF DIRECTORS
                                 AUDIT COMMITTEE

                          James L. Kemerling, Chairman
                                Harold J. Bergman
                                William A. Raaths

                             PERFORMANCE INFORMATION

     The following graph compares on a cumulative basis changes during the past five years in (a) the total shareholder return on the Common Stock with (b) the total return on the Standard & Poor's 500 Stock Index (the "Standard & Poor's Index") and (c) the total return on the S&P Paper & Forestry Products Index (the "PF Products Index"). Such changes have been measured by dividing (a) the sum of
(i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on December 31, 1996 in Common Stock, the Standard & Poor's Index and the PF Products Index.


                                [OBJECT OMITTED]



     Company / Index         Dec96    Dec97    Dec98    Dec99    Dec00    Dec01
-------------------------------------------------------------------------------
                              100     93.94    96.97    63.64    29.55    51.52
BADGER PAPER MILLS INC

S&P 500 INDEX                 100    133.36   171.48   207.56   188.66   166.24

PAPER & FOREST PRODUCTS-500   100    107.22   109.35   152.90   125.21   128.22

                         PROPOSED AMENDMENT OF 1998 PLAN

General

     The proposed amendment to the 1998 Plan would increase the number of shares of Common Stock for which an individual officer or key employee may be granted options under the 1998 Plan in any single fiscal year from 70,000 to 100,000. The purpose of the proposed amendment is to conform the terms of the 1998 Plan to the option granted to Robert A. Olah in July 2001, upon his employment as the Company's President and Chief Executive Officer. Mr. Olah was granted an option to purchase 100,000 shares of Common Stock on July 1, 2001 at an exercise price of $3.00 per share, which was the then current fair market value of a share of Common Stock.

     The 1998 Plan was adopted by the Board and became effective on May 12, 1998, subject to shareholder approval. The Company's shareholders approved the 1998 Plan on May 11, 1999. The Board approved the proposed amendment to the 1998 Plan on March 26, 2002, subject to shareholder approval.

Purpose

     The purpose of the 1998 Plan is to promote the best interests of the Company, its shareholders and its affiliates (including its subsidiaries) by encouraging and providing for the acquisition of an equity interest in the success of the Company by officers and key employees and by enabling the Company and its affiliates to attract and retain the services of officers and key employees upon whose judgment, interest, skills, and special effort the successful conduct of their operations is largely dependent.

Administration

     The 1998 Plan is required to be administered by a committee of the Board (the "Committee") consisting of not less than two directors, each of whom qualify as a "non-employee director" within the meaning of Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as an "outside director" under Section 162(m)(4)(C) of the Internal Revenue Code. Subject to the terms of the 1998 Plan and applicable law, the Committee has full power and authority to interpret and administer the 1998 Plan, to establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 1998 Plan, and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 1998 Plan. The Compensation Committee currently serves as the Committee under the 1998 Plan.

     To the extent permitted by applicable law, the Board may delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to the 1998 Plan, other than with respect to participants who are subject to
Section 16 of the Exchange Act.

Stock Subject to 1998 Plan

     The 1998 Plan currently reserves 130,000 shares of Common Stock (subject to adjustment as described below) for issuance thereunder. If any shares subject to awards granted under the 1998 Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares issuable pursuant to the award, such shares will be available for the granting of new awards under the 1998 Plan. Any shares delivered pursuant to an award may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

Adjustments

     If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other Company securities, issuance of warrants or other rights to purchase shares of Common Stock or other Company securities, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1998 Plan, then the Committee will generally have the authority to, in such manner as it deems equitable, adjust
(a) the number and type of shares subject to the 1998 Plan and which thereafter may be made the subject of awards, (b) the number and type of shares subject to outstanding awards and (c) the grant, purchase or exercise price with respect to any award, or may provide for a cash payment to the holder of an outstanding award.

Eligibility

     Participants in the 1998 Plan are selected by the Committee from among the officers and other key employees of the Company and its affiliates (approximately five persons). The Committee considers such factors as it deems appropriate in selecting participants and in determining the type and amount of their respective benefits under the 1998 Plan. The Committee's designation of a participant in any year will not require the Committee to designate such person to receive a benefit in any other year.

Awards Under the 1998 Plan

     Under the 1998 Plan, officers and/or key employees may be granted (a) stock options, which may be either incentive stock options meeting the requirements of
Section 422 of the Internal Revenue Code (ISOs) or non-qualified stock options or (b) restricted stock.

Term of the 1998 Plan

     No awards may be granted under the 1998 Plan after May 1, 2008. However, any award outstanding at such time may extend after May 1, 2008, unless provided otherwise in the applicable award agreement. The authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such award and to administer generally the 1998 Plan will also extend beyond the 1998 Plan's termination date.

Terms of Awards

     Option Awards. Options granted under the 1998 Plan may be either ISOs or non-qualified stock options. Currently, the 1998 Plan provides that no individual officer or key employee may be granted in any single fiscal year options to purchase in excess of 70,000 shares of Common Stock (subject to adjustment as described above). The proposed amendment to the 1998 Plan increases the number of shares for which an individual officer or key employee may be granted options in any single fiscal year from 70,000 to 100,000.

     The exercise price per share of Common Stock subject to options granted under the 1998 Plan is determined by the Committee, provided that the exercise price of ISOs may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, as such fair market value is determined by such methods or procedures established by the Committee in accordance with the provisions of the 1998 Plan. The term of any option granted under the 1998 Plan is determined by the Committee, provided that the term of such option may not exceed ten years from the date of its grant. Options granted under the 1998 Plan become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee. Options may be exercised by payment in full of the exercise price, either (at the discretion of the Committee) in cash, by tendering shares of Common Stock having a fair market value on the date of exercise equal to the option exercise price, or pursuant to a cashless exercise procedure. All ISOs granted under the 1998 Plan must comply with Section 422 of the Internal Revenue Code.

     Restricted Stock. Shares of restricted Common Stock granted to officers or other key employees under the 1998 Plan are subject to such restrictions as the Committee may impose, including any limitation on the right to vote such shares or receive dividends thereon. The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate. Except as otherwise determined by the Committee, upon termination of a participant's employment for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be subject to forfeiture by the participant.

     The 1998 Plan limits the total number of shares of restricted stock that may be awarded to any individual participant in any fiscal year to 20,000 shares. This limit is subject to adjustment as described above.

Change of Control

     In the event of a "change of control" (as defined below) of the Company, all outstanding options become immediately exercisable in full, and shares of restricted stock become fully vested. For 60 days after a change of control, a participant holding an option may exchange all or any portion of such option for an amount of cash equal to the number of unexercised shares subject to the option multiplied by the difference between (a) the highest of (1) the fair market value of a share of Common Stock on the date of the change of control,

(2) the highest price per share paid in the transaction giving rise to such change of control or (3) the fair market value of a share of Common Stock on the date of such exchange, and (b) the exercise price per share of the option. Additionally, for 60 days after a change of control, a participant holding shares of restricted stock may exchange such shares for an amount of cash equal to the number of shares being exchanged multiplied by the highest of (a) the fair market value of a share of Common Stock on the date of the change of control, (b) the highest price per share paid in the transaction giving rise to such change of control and (c) the fair market value of a share of Common Stock on the date of such exchange.

     A "change of control" of the Company occurs under the 1998 Plan if (a) any person is or becomes the beneficial owner of 30% or more of the outstanding voting securities of the Company, (b) the Company's shareholders approve a merger or consolidation involving the Company other than a merger or consolidation (1) in which the Company's voting securities outstanding prior to such merger or consolidation represent at least 30% of the voting securities of the surviving entity or (2) effected to implement a recapitalization in which no person is or becomes the beneficial owner of 30% or more of the Company's outstanding voting securities or (c) the Company's shareholders approve a plan of complete liquidation or dissolution of the Company, or an agreement to sell all or substantially all of the Company's assets to any entity that is not at least 75% owned by the Company's shareholders in substantially the same proportion as their ownership of the Company immediately prior to such sale.

Limits on Transferability

     No award granted under the 1998 Plan (other than an award of restricted stock on which the restrictions have lapsed) may be assigned, sold, transferred or encumbered by any participant, unless by will, or by the laws of descent and distribution; provided, however, that the Committee may allow a participant to designate a beneficiary or to transfer any award. Each award will be exercisable during the participant's lifetime only by such participant or, if permissible under applicable law, by the participant's guardian or legal representative.

Amendment and Termination

     The Board may amend, alter, suspend, discontinue or terminate the 1998 Plan at any time; provided, however, that shareholder approval of any amendment must be obtained if required by (a) the Internal Revenue Code or any rules promulgated thereunder (in order to allow for ISOs to be granted under the 1998 Plan or for awards granted under the 1998 Plan to comply with the provisions of
Section 162(m) of the Internal Revenue Code) or (b) the listing requirements of the principal exchange or market on which the Common Stock is then traded (in order to maintain the trading of the Common Stock on such exchange or market). Termination of the 1998 Plan will not affect the rights of participants under previously granted awards, which will continue in full force and effect after termination of the 1998 Plan in accordance with their terms and conditions.

Withholding

     The Company is entitled to withhold the amount of any tax attributable to any amount payable or shares of Common Stock deliverable under the 1998 Plan after giving the person entitled to receive such amount or shares of Common Stock notice as far in advance as practicable. The Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may permit a participant to pay all or a portion of the withholding taxes arising in connection with an award under the 1998 Plan by electing to (a) have the Company withhold shares of Common Stock,
(b) tender back shares of Common Stock received in connection with such benefit or (c) deliver other previously owned shares of Common Stock, having a fair market value equal to the amount to be withheld; provided, however, that the amount to be withheld may not exceed the participant's estimated total federal, state and local tax obligations. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Committee.

Certain Federal Income Tax Consequences of Awards

     Stock Options. Stock option grants under the 1998 Plan do not create any income tax consequences to the participant or the Company at the time of grant. A participant who is granted a non-qualified stock option generally recognizes ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company is entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of the Common Stock gives rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss is a long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

     In general, a participant recognizes no income or gain as a result of the exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, any gain or loss realized by the participant on the disposition of the Common Stock acquired pursuant to the exercise of an ISO is treated as a long-term capital gain or loss and the Company is not allowed any deduction. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant of the ISO and one year from the date of exercise, the participant will recognize ordinary income at the time of the disposition equal to the lesser of
(a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Company is entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise is treated as a capital gain. This capital gain is a long-term capital gain if the Common Stock has been held for more than one year from the date of exercise.

     Restricted Stock. A participant does not recognize income at the time an award of restricted stock is made under the 1998 Plan, unless the election described below is made. However, a participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company is entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse results in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse constitute ordinary income to the participant in the year paid. The Company is entitled to a corresponding deduction for such dividends. Any dividends paid in stock are treated as an award of additional restricted stock subject to the tax treatment described in this section.

     A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. The Company is entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock are treated as dividend income to the participant in the year of payment and are not deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) results in capital gain or loss (long-term or short-term depending on the holding period). If the participant who has made an election subsequently forfeits the restricted stock, the participant is not entitled to deduct any loss. In addition, the Company is then required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

Future Grants

     The Company cannot currently determine the options that may be granted to eligible participants under the 1998 Plan in the future. Such determinations will be made from time to time by the Committee and/or the Board.

     On the Record Date, the last reported price per share of the Common Stock in the Nasdaq SmallCap Market was $9.20.

Vote Required

     The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting with respect to the proposed amendment to the 1998 Plan (assuming a quorum is present) is required to approve the proposed amendment to the 1998 Plan. Any shares of Common Stock not voted at the Annual Meeting with respect to the proposed amendment to the 1998 Plan (whether as a result of broker non-votes or otherwise, except abstentions) will have no impact on the vote. Shares of Common Stock as to which holders abstain from voting will be treated as votes against the proposed amendment to the 1998 Plan. THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE 1998 PLAN AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE PROPOSED AMENDMENT TO THE 1998 PLAN. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE PROPOSED AMENDMENT TO THE 1998 PLAN.

                                    2002 PLAN

General

     The 2002 Plan was adopted by the Board on March 26, 2002 and, subject to shareholder approval, will become effective on May 14, 2002. The following summary description of the 2002 Plan is qualified in its entirety by reference to the full text of the 2002 Plan which is attached to this proxy statement as Appendix A.

Purpose

     The purpose of the 2002 Plan is to promote the best interests of the Company, its shareholders and its affiliates (including its subsidiaries) by encouraging and providing for the acquisition of an equity interest in the success of the Company by officers and key employees and by enabling the Company and its affiliates to attract and retain the services of officers and key employees upon whose judgment, interest, skills, and special effort the successful conduct of their operations is largely dependent.

Administration

     The 2002 Plan will be administered by a committee of the Board (the "Committee") consisting of not less than two directors, each of whom qualify as a "non-employee director" within the meaning of Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as an "outside director" under Section 162(m)(4)(C) of the Internal Revenue Code. The Board will administer the 2002 Plan at any time the Committee is not in existence. Subject to the terms of the 2002 Plan and applicable law, the Committee will have full power and authority to interpret and administer the 2002 Plan, to establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2002 Plan, and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2002 Plan. The Compensation Committee will serve as the Committee under the 2002 Plan.

Stock Subject to 2002 Plan

     The 2002 Plan reserves 150,000 shares of Common Stock (subject to adjustment as described below) for issuance thereunder. If any shares subject to awards granted under the 2002 Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares issuable pursuant to the award, such shares will be available for the granting of new awards under the 2002 Plan. Any shares delivered pursuant to an award may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

Adjustments

     If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other Company securities, issuance of warrants or other rights to purchase shares of Common Stock or other Company securities, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2002 Plan, then the Committee will generally have the authority to, in such manner as it deems equitable, adjust
(a) the number and type of shares subject to the 2002 Plan and which thereafter may be made the subject of awards (including the per participant award limits described below), (b) the number and type of shares subject to outstanding awards and (c) the grant, purchase or exercise price with respect to any award, or may provide for a cash payment to the holder of an outstanding award.

Eligibility

     Participants in the 2002 Plan will be selected by the Committee from among the officers and other key employees of the Company and its affiliates (approximately five persons). The Committee will consider such factors as it deems appropriate in selecting participants and in determining the type and amount of their respective benefits under the 2002 Plan. The Committee's designation of a participant in any year will not require the Committee to designate such person to receive a benefit in any other year.

Awards Under the 2002 Plan

     Under the 2002 Plan, officers and/or key employees may be granted (a) stock options, which may be either incentive stock options meeting the requirements of
Section 422 of the Internal Revenue Code (ISOs) or non-qualified stock options; or (b) restricted stock.

Term of the 2002 Plan

     No awards may be granted under the 2002 Plan after May 14, 2012. However, any award outstanding at such time may extend after May 14, 2012, unless provided otherwise in the applicable award agreement. The authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such award and to generally administer the 2002 Plan will also extend beyond the 2002 Plan's termination date.

Terms of Awards

     Option Awards. Options granted under the 2002 Plan may be either ISOs or non-qualified stock options. No individual officer or key employee may be granted in any single fiscal year options to purchase in excess of 100,000 shares of Common Stock (subject to adjustment as described above).

     The exercise price per share of Common Stock subject to options granted under the 2002 Plan will be determined by the Committee, provided that the exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. While the Common Stock is traded on a public market, fair market value is determined by averaging the highest and lowest sale prices of shares on the relevant date. In the absence of a public market, fair market value is determined by such methods or procedures established by the Committee in accordance with the provisions of the 2002 Plan. The term of any option granted under the 2002 Plan will be determined by the Committee, provided that the term of such option may not exceed ten years from the date of its grant. Options granted under the 2002 Plan will become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee. Options may be exercised by payment in full of the exercise price, either (at the discretion of the Committee) in cash, by tendering shares of Common Stock having a fair market value on the date of exercise equal to the option exercise price, or pursuant to a cashless exercise procedure. All ISOs granted under the 2002 Plan will also be required to comply with the terms of Section 422 of the Internal Revenue Code.

     Restricted Stock. Shares of restricted Common Stock granted to officers or other key employees under the 2002 Plan will be subject to such restrictions as the Committee may impose, including any limitation on the right to vote such shares or receive dividends thereon. The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate. The Committee may provide that restricted Common Stock will be subject to forfeiture if the Company or participant fails to achieve certain performance goals established by the Committee over a designated period of time. These performance goals may relate to any one or more of the following: revenues, earnings per share, return on shareholder equity, return on average total capital employed, return on net assets employed before interest and taxes, economic value added and/or with respect to awards that are not intended to comply with Code Section 162(m), such other goals as may be established by the Committee in its discretion. Except as otherwise determined by the Committee, upon termination of a participant's employment for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be subject to forfeiture by the participant.

     The 2002 Plan limits the total number of shares of restricted stock that may be awarded to any individual participant in any fiscal year to 100,000 shares (subject to adjustment as described above).

Change of Control

     In the event of a "change of control" (as defined below) of the Company, all outstanding options will become immediately exercisable in full, and shares of restricted stock will become fully vested. For 60 days after a change of control, a participant holding an option may exchange all or any portion of such option for an amount of cash equal to the number of unexercised shares subject to the option multiplied by the difference between (a) the highest of (1) the fair market value of a share of Common Stock on the date of the change of control, (2) the highest price per share paid in the transaction giving rise to such change of control or (3) the fair market value of a share of Common Stock on the date of such exchange and (b) the exercise price per share of the option. Additionally, for 60 days after a change of control, a participant holding shares of restricted stock may exchange such shares for an amount of cash equal to the number of shares being exchanged multiplied by the highest of
(a) the fair market value of a share of Common Stock on the date of the change of control, (b) the highest price per share paid in the transaction giving rise to such change of control, and (c) the fair market value of a share of Common Stock on the date of such exchange.

     A "change of control" of the Company will occur under the 2002 Plan if (a) any person is or becomes the beneficial owner of 30% or more of the outstanding voting securities of the Company, (b) the Company's shareholders approve a merger or consolidation involving the Company other than a merger or consolidation (1) in which the Company's voting securities outstanding prior to such merger or consolidation represent at least 30% of the voting securities of the surviving entity or (2) effected to implement a recapitalization in which no person is or becomes the beneficial owner of 30% or more of the Company's outstanding voting securities or (c) the Company's shareholders approve a plan of complete liquidation or dissolution of the Company, or an agreement to sell all or substantially all of the Company's assets to any entity that is not at least 75% owned by the Company's shareholders in substantially the same proportion as their ownership of the Company immediately prior to such sale.

Limits on Transferability

     No award granted under the 2002 Plan (other than an award of restricted stock on which the restrictions have lapsed) may be assigned, sold, transferred or encumbered by any participant, unless by will, or by the laws of descent and distribution; provided, however, that the Committee may allow a participant to designate a beneficiary or to transfer any award. Each award will be exercisable during the participant's lifetime only by such participant or, if permissible under applicable law, by the participant's guardian or legal representative.

Amendment and Termination

     The Board may amend, alter, suspend, discontinue or terminate the 2002 Plan at any time; provided, however, that shareholder approval of any amendment must be obtained if required by (a) the Internal Revenue Code or any rules promulgated thereunder (in order to allow for ISOs to be granted under the 2002 Plan or for awards granted under the 2002 Plan to comply with the provisions of
Section 162(m) of the Internal Revenue Code) or (b) the listing requirements of the principal exchange or market on which the Common Stock is then traded (in order to maintain the trading of the Common Stock on such exchange or market). Termination of the 2002 Plan will not affect the rights of participants under previously granted awards, which will continue in full force and effect after termination of the 2002 Plan in accordance with their terms and conditions.

Withholding

     The Company will be entitled to withhold the amount of any tax attributable to any amount payable or shares of Common Stock deliverable under the 2002 Plan after giving the person entitled to receive such amount or shares of Common Stock notice as far in advance as practicable. The Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may permit a participant to pay all or a portion of the withholding taxes arising in connection with an award under the 2002 Plan by electing to (a) have the Company withhold shares of Common Stock, (b) tender back shares of Common Stock received in connection with such benefit or (c) deliver other previously owned shares of Common Stock, having a fair market value equal to the amount to be withheld; provided, however, that the amount to be withheld may not exceed the participant's estimated total federal, state and local tax obligations. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Committee.

Certain Federal Income Tax Consequences of Awards

     Stock Options. Stock option grants under the 2002 Plan will not create any income tax consequences to the participant or the Company at the time of grant. A participant who is granted a non-qualified stock option generally recognizes ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

     In general, a participant will not recognize income or gain as a result of the exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, any gain or loss realized by the participant on the disposition of the Common Stock acquired pursuant to the exercise of an ISO is treated as a long-term capital gain or loss and the Company will not be allowed any deduction. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant of the ISO and one year from the date of exercise, the participant will recognize ordinary income at the time of the disposition equal to the lesser of
(a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock has been held for more than one year from the date of exercise.

     Restricted Stock. A participant will not recognize income at the time an award of restricted stock is made under the 2002 Plan, unless the election described below is made. However, a participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. The Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described in this section.

     A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, the Company will then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

Code Section 162(m)

     Limitation on Deductions for Compensation. The Company is currently subject to the provisions of Internal Revenue Code Section 162(m), which limits the amount of compensation that the Company may deduct for federal income tax purposes to $1,000,000 per year for each of the Company's named executive officers who are employed by the Company as an officer on the last day of such taxable year. However, certain "performance-based compensation," including stock options and restricted Common Stock granted under the 2002 Plan that meet certain requirements, may be exempt from inclusion in the $1,000,000 limit. The Company intends that all awards granted under the Plan will meet the requirements for performance-based compensation under Code Section 162(m).

Future Grants

     The Company has not made any grants or commitments for grants of options or restricted Common Stock under the 2002 Plan and cannot currently determine the options or restricted Common Stock that may be granted to eligible participants under the 2002 Plan in the future. Such determinations will be made from time to time by the Committee and/or the Board.

     On the Record Date, the last reported price per share of the Common Stock in the Nasdaq SmallCap Market was $9.20.

Vote Required

     The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting with respect to the 2002 Plan (assuming a quorum is present) is required to approve the 2002 Plan. Any shares of Common Stock not voted at the Annual Meeting with respect to the 2002 Plan (whether as a result of broker non-votes or otherwise, except abstentions) will have no impact on the vote. Shares of Common Stock as to which holders abstain from voting will be treated as votes against the 2002 Plan. THE BOARD RECOMMENDS A VOTE "FOR" THE 2002 PLAN AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE 2002 PLAN. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE 2002 PLAN.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 2001, all its directors and executive officers complied with the Section 16(a) filing requirements, except that Mark D. Burish inadvertently did not file a timely Form 5, which was due February 14, 2000, to report a transaction exempt from Section 16(b) of the Exchange Act related to his indirect ownership of shares held by a trust of which he is sole trustee.


                                  MISCELLANEOUS

Independent Auditors

     Grant Thornton LLP ("Grant Thornton") served as the Company's independent auditors in 2001. Representatives of Grant Thornton are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Shareholder Proposals

     Proposals which shareholders of the Company intend to present at and have included in the Company's proxy statement for the 2003 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8"), must be received by the Company by the close of business December 10, 2002. If the Company receives notice of a shareholder proposal that is submitted other than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to raise at the 2003 annual meeting of shareholders but do not intend to have included in the Company's proxy statement for such meeting) after February 27, 2003, the persons named in proxies solicited by the Board for the 2003 annual meeting of shareholders may exercise discretionary voting power with respect to such shareholder proposal.

Delivery of Proxy Material to Households

     Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company's communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company's annual report to shareholders and this proxy statement. Upon oral or written request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling the Company at (715) 582-4551 or sending a written request addressed to Secretary, Badger Paper Mills, Inc. 200 West Front Street, P.O. Box 149, Peshtigo, Wisconsin 54157-0149.

Other Matters

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

     The Company has filed with the Securities and Exchange Commission an Annual Report on Form 10-K for its fiscal year ended December 31, 2001. The Company will provide a copy of its Form 10-K (without exhibits) without charge to each person who is a record or beneficial holder of shares of Common Stock on the Record Date and who submits a written request for it. Requests for copies of the Form 10-K should be addressed to Secretary, Badger Paper Mills, Inc. 200 West Front Street, P.O. Box 149, Peshtigo, Wisconsin 54157-0149.


                                             By Order of the Board
                                             BADGER PAPER MILLS, INC.

                                             /s/ Mark D. Burish

                                             Mark D. Burish
                                             Secretary

April 8, 2002

                                                                      Appendix A


                            BADGER PAPER MILLS, INC.
                             2002 STOCK OPTION PLAN

Section 1   Purpose

     The purpose of the Badger Paper Mills, Inc. 2002 Stock Option Plan (the "Plan") is to promote the best interests of Badger Paper Mills, Inc. (together with any successor thereto (the "Company"), its holders and its subsidiaries as defined in the Internal Revenue Code of 1986, as amended (the "Code") ("Subsidiaries"), and any entities of which at least 20% of the equity interest is held directly or indirectly by the Company (together "Affiliates"), by encouraging and providing for the acquisition of an equity interest in the success of the Company by officers and key employees and by enabling the Company and its Affiliates to attract and retain the services of officers and key employees upon whose judgment, interest, skills, and special effort the successful conduct of their operations is largely dependent.

Section 2   Effective Date

     The Plan shall become effective on May 14, 2002, subject to the approval of the Plan by the shareholders of the Company at the annual meeting scheduled on such date, or at a shareholder meeting called within 12 months of the date of the adoption of the Plan by the Board of Directors (the "Board").

Section 3   Administration

     The Plan shall be administered by a committee (the "Committee") of the Board, consisting of not less than two directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as an "outside director" under Section 162(m)(4)(C) of the Code or any successor provisions thereto. If at any time the Committee shall not be in existence, the Board shall administer the Plan.

     Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to interpret and administer the Plan and any instrument or agreement relating to, or made under, the Plan; establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among participants, whether or not they are similarly situated. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

Section 4   Eligibility and Participation

     Participants in the Plan shall be selected by the Committee from among those officers and other key employees of the Company and its Affiliates, as the Committee may designate from time to time. The Committee shall consider such factors as it deems appropriate in selecting participants and in determining the type and amount of their respective benefits. The Committee's designation of a participant in any year shall not require the Committee to designate such person to receive a benefit in any other year.

Section 5   Stock Subject to Plan

     5.1. Number. Subject to adjustment as provided in Section 5.3, the total number of shares of Common Stock of the Company, no par value (the "Stock"), which may be issued under the Plan shall be 150,000 shares. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock. No participant shall be granted benefits under the Plan that could result in such participant (a) receiving in any single fiscal year of the Company options for more than 100,000 shares of Stock; or (b) receiving in any single fiscal year of the Company more than 100,000 shares of restricted Stock. Such number of shares of Stock as specified in the preceding sentence shall be subject to adjustment in accordance with the terms of Section 5.3 hereof. In all cases, determinations under this Section 5 shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

     5.2. Unused Stock: Unexercised Rights. If, after the effective date of the Plan, any shares of Stock covered by an award granted under the Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires, or is canceled prior to the delivery of all of the shares of Stock or of other consideration issuable or payable pursuant to such award, then the number of shares of Stock counted against the number of shares available under the Plan in connection with the grant of such award, shall again be available for the granting of additional awards under the Plan to the extent determined to be appropriate by the Committee.

     5.3. Adjustment in Capitalization. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of the (a) number and type of shares of Stock subject to the Plan (including the individual limits described in Section 5.1(a)) and which thereafter may be made the subject of awards under the Plan; (b) the number and type of shares of Stock subject to outstanding awards; and (c) the grant, purchase or exercise price with respect to any award; or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award in lieu of any of the foregoing adjustments; provided, however, in each case, that with respect to awards of incentive stock options no such adjustment shall be authorized to the extent that such authority would cause such options to cease to be treated as incentive stock options unless consented to by the affected participant; and provided further, however, that the number of shares of Stock subject to any award payable or denominated in Stock shall always be a whole number.

Section 6   Term of Plan

     No award shall be granted under the Plan after May 14, 2012. However, unless otherwise expressly provided in the Plan or in an applicable award agreement, any award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such award, or to waive any conditions or restrictions with respect to any such award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 7   Stock Options

     7.1. Grant of Options. Options may be granted to participants at any time and from time to time as shall be determined by the Committee. Subject to the limits of Section 5.1, the Committee shall have complete discretion in determining the number, terms and conditions of options granted to a participant. The Committee also shall determine whether an option is to be an incentive stock option within the meaning of Section 422 of the Code or a non-qualified stock option; provided that incentive stock options may be granted only to an employee of the Company or a Subsidiary.

     7.2.   Incentive Stock Options.

            (a) Exercise Periods. Incentive stock options shall be exercisable at purchase prices of not less than One Hundred percent (100%) of the Fair Market Value (as defined in Section 7.5) of the Stock on the date of grant. Incentive stock options will be exercisable over not more than ten (10) years after date of grant and shall terminate not later than three (3) months after termination of employment for any reason other than death or disability, except as otherwise provided by the Committee. If the participant should die or become disabled within the meaning of Code Section 22(e)(3) while employed, then the right of the participant's successor in interest to exercise an incentive stock option shall terminate not later than twelve
                 (12) months after the date of death or the date of termination due to disability, except as otherwise provided by the Committee. In all other respects, the terms of any incentive stock option granted under the Plan shall comply with the provisions of
                 Section 422 of the code (or any successor provision thereto) and any regulations promulgated thereunder.

            (b) Limits on Incentive Stock Options. The aggregate Fair Market Value of the Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and its Subsidiaries shall not exceed one hundred thousand dollars ($100,000), and any grant of an incentive stock option that is in excess of such limit shall be treated as a non-qualified stock option. For purposes of this paragraph, the Fair Market Value of the Stock subject to an incentive stock option shall be determined as of the date the incentive stock option is granted.

            (c) Redesignation as Non-qualified Stock Option. If an incentive stock option at any time fails to meet the requirements of
                 Section 422 of the Code, such option, to the extent the requirements of Section 422 of the Code are not met, shall be treated as a non-qualified stock option for Federal income tax purposes automatically without further action by the Committee, effective as of the first date on which any such requirement is not met. The requirements for incentive stock options under
                 Section 422 of the Code include minimum holding period requirements that specify that the stock acquired upon exercise of an incentive stock option must be held for at least two years from the date of grant and one year from the date of exercise.

     7.3. Non-qualified Stock Options. Non-qualified stock options will be exercisable at purchase prices of not less than One Hundred percent (100%) of the Fair Market Value of the Stock on the date of grant. Non-qualified stock options will be exercisable as determined by the Committee over not more than ten (10) years after the date of grant and shall terminate at such time as the Committee shall determine.

     7.4. Award Agreement. Each option shall be evidenced by an award agreement that shall specify the type of option granted, the option price, the duration of the option, the number of shares of Stock to which the option pertains and such other provisions as the Committee shall determine.

     7.5. Fair Market Value. The Fair Market Value of the Stock shall be determined by such methods or procedures as shall be established from time to time by the Committee; provided, however, that the Fair Market Value shall not be less than the par value of the Stock; and provided further, that so long as the Stock is traded on a public market, Fair Market Value means the average of the high and low prices of a shares of Stock on the relevant date as reported on the composite list used by the Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale.

     7.6. Payment. The Committee shall determine the methods and the forms for payment of the purchase price of options, including (a) by delivery of cash or other shares or securities of the Company having a then Fair Market Value equal to the purchase price of such shares; or (b) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Stock and deliver the sale or margin loan proceeds directly to the Company to pay the purchase price.

Section 8   Restricted Stock

     8.1. Awards. The Committee is hereby authorized to issue restricted stock to participants, with or without payment therefor, as additional compensation, or in lieu of other compensation, for their services to the Company and/or any Affiliate. Restricted stock shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on sale or other disposition and rights of the Company to reacquire stock upon termination of the Participant's employment within specified periods, as prescribed by the Committee.

     8.2. Other Restrictions. Without limitation such terms and conditions may provide that restricted stock shall be subject to forfeiture if the Company or the participant fails to achieve certain goals established by the Committee over a designated period of time. The goals established by the committee may relate to any one or more of the following: revenues, earnings per share, return on shareholder equity, return on average total capital employed, return on net assets employed before interest and taxes, economic value added and/or with respect to awards that are not intended to comply with Code Section 162(m), such other goals as may be established by the Committee in its discretion. In the event the minimum goal established by the Committee is not achieved at the conclusion of a period, all shares of restricted stock shall be forfeited. In the event the maximum goal is achieved, no shares of restricted stock shall be forfeited unless otherwise determined by the Committee. Partial achievement of the maximum goal may result in forfeiture corresponding to thc degree of nonachievement to the extent specified in writing by the Committee when the grant is made. The Committee shall certify in writing as to the degree of achievement after completion of the performance period.

     8.3. Registration. Any restricted stock granted under the Plan to a participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of restricted stock granted under the Plan to a participant, such certificate shall be registered in the name of the participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such restricted stock.

     8.4. Other Rights. Unless otherwise determined by the Committee, during the period of restriction, participants holding shares of restricted stock granted hereunder may exercise full voting rights with respect to those shares and shall be entitled to receive all dividends and other distributions paid or made with respect to those shares while they are so held; provided, however, that the Committee may provide in any grant of shares of restricted stock that payment of dividends thereon may be deferred until termination of the period of restriction and may be made subject to the same restrictions regarding forfeiture as apply to such shares of restricted stock. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of restricted stock with respect to which they were paid.

     8.5. Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a participant with the Company (as determined under criteria established by the Committee) for any reason during the applicable period of restriction, all shares of restricted stock still subject to restriction shall be forfeited by the participant to the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock held by a participant.

Section 9   Transferability

     Each award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, except that a participant may, to the extent allowed by the Committee and in a manner specified by the committee
(a) designate in writing a beneficiary to exercise the award after the participant's death; or (b) transfer any award; provided, however, that in no event may incentive stock options be transferred other than by will or the laws of descent and distribution.

Section 10  Rights of Employees

     Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any participant's employment at any time nor confer upon any participant any right to continue in the employ of the Company or any Affiliate.

Section 11  Change of Control

     11.1. Results of Change of Control. In the event of a "Change of Control" (as hereinafter defined):

            (a) each holder of an option (i) shall have the right at any time thereafter to exercise the option in full whether or not the option was theretofore exercisable; and (ii) shall have the right, exercisable by written notice to the company within 60 days after the Change of Control, to receive, in exchange for the surrender of the option or any portion thereof to the extent the option is then exercisable in accordance with clause
                 (i), the highest of (A) an amount of cash equal to the difference between the Fair

                 Market Value of the Stock covered by the option or portion thereof that is so surrendered on the date of the Change of Control and the purchase price of such stock under the option,
                 (B) an amount of cash equal to the difference between the highest price per share of Stock paid in the transaction giving rise to the Change of Control and the purchase price per share of Stock under the option multiplied by the number of shares of Stock covered by the Option, or (C) an amount of cash equal to the difference between the Fair Market Value of the Stock covered by the option or portion thereof that is so surrendered, calculated on the date of surrender, and the purchase price of such Stock under the option; provided that the right described in this clause (ii) shall be exercisable only if a positive amount would be payable to the holder pursuant to the formula specified in this clause (ii); and

            (b) Restricted stock that is not then vested shall vest upon the date of the Change of Control and each holder of such restricted stock shall have the right, exercisable by written notice to the Company within sixty (60) days after the change of Control, to receive, in exchange for the surrender of such restricted stock, an amount of cash equal to the highest of (i) the Fair Market Value of such restricted stock on the date of surrender, (ii) the highest price per share of Stock paid in the transaction giving rise to the Change of Control multiplied by the number of shares of restricted stock surrendered, or
                 (iii) the Fair Market Value of such restricted stock on the effective date of the Change of Control.

     11.2. Definition of Change of Control. A "Change of Control" of the Company shall be deemed to have occurred for purposes of this
            Section 11 if the event set forth in any one of the following paragraphs shall have occurred:

            (a) any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act as modified and used in Sections 13(d) and 14(d) thereof, except that for purposes of this Section 11, the term "Person" shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 30% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

            (b) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 30% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner directly or indirectly), of securities of the Company (not including in the securities beneficially owed by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

            (c) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Section 12  Amendment, Modification and Termination of Plan

     12.1. Amendment, Modification and Termination of Plan. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan: provided, however, that stockholder approval of any amendment of the Plan shall be obtained if otherwise required by (a) the Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the Plan or to enable the Company to comply with the provisions of Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth therein), or (b) the listing requirements of the principal securities exchange or market on which the Stock is then traded (in order to maintain the listing or quotation of the Stock thereon). To the extent permitted by applicable law, the Committee may also amend the Plan, provided that any such amendments shall be reported to the Board. Termination of the Plan shall not affect the right of participants with respect to awards previously granted to them, and all unexpired awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

     12.2. Waiver of Conditions. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any award granted under the Plan.

Section 13  Taxes

     The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares of Stock deliverable under the Plan after giving the person entitled to receive such amount or shares of Stock notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with an award under the plan by electing to (a) have the Company withhold shares of Stock (b) tender back shares of Stock received in connection with such benefit, or (c) deliver other previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the participant's estimated total federal, state and local tax obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Committee. The Fair Market Value of fractional shares of Stock remaining after payment of the withholding taxes shall be paid to the participant in cash.

Section 14  Miscellaneous

     14.1.  Stock Transfer Restrictions

            (a) Share of Stock purchased under the Plan may not be sold or otherwise disposed of except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "act"), or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under the Act; and (ii) in compliance with state securities laws. The Committee may waive the foregoing restrictions, in whole or in part, in any particular case or cases or may terminate such restrictions whenever the Committee determines that such restrictions afford no substantial benefit to the Company.

            (b) All certificates for shares delivered under the Plan pursuant to any award or the exercise thereof shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the Plan and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

     14.2. Other Provisions. The grant of any award under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation provisions for
            (a) one or more means to enable participants to defer recognition of taxable income relating to awards or cash payments derived therefrom, which means may provide for a return to a participant on amounts deferred as determined by the committee (provided that no such deferral means may result in an increase in the number of shares of Stock issuable hereunder); (b) the purchase of Stock under options in installments; (c) the financing of the purchase of Stock under the options in the form of a promissory note issued to the Company by a participant on such terms and conditions as the Committee determines; (d) restrictions on resale or other disposition; and (e) compliance with federal or state securities laws and stock exchange or market requirements.

     14.3. Award Agreement. No person shall have any rights under any award granted under the Plan unless and until the Company and the participant to whom the award was granted shall have executed an award agreement in such form as shall have been approved by the Committee.

Section 15  Legal Construction

     15.1. Requirements of Law. The granting of awards under the Plan and the issuance of shares of Stock in connection with an award, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     15.2. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin.

     15.3. Severability. If any provision of the Plan or any award agreement or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or award, or would disqualify the Plan, any award agreement or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any award agreement or the award, such provision shall be stricken as to such jurisdiction, person or award, and the remainder the Plan, any such award agreement and any such award shall remain in full force and effect.

Proxy - Badger Paper Mills, Inc.

Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders - May 14, 2002

The undersigned shareholder of Badger Paper Mills, Inc. hereby appoints Harold
J. Bergman and John T. Paprocki, and each of them as the true and lawful proxies, with power of substitution, to vote as designated on the reverse side hereof, all shares of Badger Paper Mills, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders of such corporation, to be held at the Best Western Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, on Tuesday, May 14, 2002, at 10:00 a.m. local time, and at any adjournment or postponement thereof.

The undersigned hereby revokes any other proxy heretofore executed by the undersigned for the annual meeting and acknowledges receipt of notice of the annual meeting and the proxy statement.

The Board of Directors favors a vote FOR persons nominated by the Board for election as Directors, FOR amendment of the Badger Paper Mills, Inc. 1998 Stock Option Plan, and FOR approval of the Badger Paper Mills, Inc. 2002 Stock Option Plan.

(Continued and to be signed on reverse side.)

Badger Paper Mills, Inc.                     000000 0000000000 0 0000
                                             000000000.000 ext
                                             000000000.000 ext
                                             000000000.000 ext
                                             000000000.000 ext
                                             000000000.000 ext
MR A SAMPLE                                  000000000.000 ext
DESIGNATION (IF ANY)                         000000000.000 ext
ADD 1
ADD 2                                        Holder Account Number
ADD 3
ADD 4                                        C 1234567890 J N T
ADD 5
ADD 6


Use a black pen. Print in
CAPITAL letters inside the grey
areas as shown in this example.         [ABC] [123] [X]


[ ] Mark this box with an X if you have made changes to your name or address details above.


Annual Meeting Proxy Card

A.   Election of Directors

     1. The Board of Directors Favors a Vote FOR Mark D. Burish and James L. Kemerling.

          02 - James L. Kemerling
          01 - Mark D. Burish


B.   Issues

     The Board of Directors Favors a Vote FOR the following items.

                                                  For    Against    Abstain

     2.   Amend Badger Paper Mills, Inc.          [ ]      [ ]        [ ]
          1998 Stock Option Plan.

     3.   Approve Badger Paper Mills, Inc.        [ ]      [ ]        [ ]
          2002 Stock Option Plan.

     4.   In the discretion of the proxies upon
          all such other business as may properly
          come before the meeting.

The Shares represented by this Proxy will be voted as directed above, but where no direction is indicated, will be voted FOR the persons nominated by the Board in Item 1, FOR Item 2, and FOR Item 3.

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

IMPORTANT! Please sign exactly as name appears. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature 1                   Signature 2                   Date (dd/mm/yyyy)

[                     ]       [                     ]       [               ]